COPY NUMBER:____
SUBMITTED TO: ________________                             Dated:  June 25, 1999


                              PURCHASE POINTE, INC.
                            (A DELAWARE CORPORATION)

                          PRIVATE PLACEMENT MEMORANDUM

           THE SECURITIES DESCRIBED IN THIS MEMORANDUM INVOLVE A HIGH
                    DEGREE OF RISK. SEE "RISK FACTORS" HEREIN

         Purchase Pointe, Inc., a Delaware corporation (the "Company") is offering (the "Offering") a minimum of 1,200,000 shares and a maximum of 3,000,000 shares of its common stock, $.001 par value (the "Shares") at a price of $3.50 per Share on the terms described herein. The minimum purchase shall be 120,000 Shares for an aggregate purchase price of $420,000, although subscriptions for less than 120,000 Shares may be accepted in the discretion of the Company. Subscription funds will be held in escrow by California Bank & Trust pending closing of the Offering.

         The Offering will terminate on the earlier of the sale of all 3,000,000 Shares or June 30, 1999, unless extended, in the discretion of the Company, to a date not later than July 9, 1999 (the "Termination Date"). If subscriptions for at least 1,200,000 Shares have been received prior to the Termination Date, the Company may accept such subscriptions, whereupon an initial closing will be held. Following such initial closing, the Company may continue the Offering until the Termination Date, during which time further closings may be held and additional subscriptions may be accepted by the Company. If subscriptions for at least 1,200,000 Shares have not been received by the Termination Date, no Shares will be sold and all subscription funds will be returned to subscribers.

         THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT" OR "THE ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. ALL SALES OF THE SHARES ARE MADE IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGULATIONS PROMULGATED THEREUNDER AND APPLICABLE STATE SECURITIES LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OF ANY STATE HAS REVIEWED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM.

         BECAUSE THE SHARES ARE BEING OFFERED ONLY TO "ACCREDITED INVESTORS" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT, THIS PRIVATE PLACEMENT MEMORANDUM IS NOT SUBJECT TO THE SPECIFIC DISCLOSURE REQUIREMENTS APPLICABLE TO OFFERINGS THAT ARE MORE WIDELY AVAILABLE. POTENTIAL INVESTORS SHOULD BE AWARE THAT THIS PRIVATE PLACEMENT

MEMORANDUM DOES NOT CONTAIN DISCLOSURES WHICH ARE AS DETAILED AND COMPLETE AS WOULD BE FOUND IN A PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM SUBJECT TO THE SPECIFIC DISCLOSURE RULES UNDER SECURITIES ACT.

          THE SHARES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH STATE LAWS. THERE IS NO PUBLIC OR OTHER MARKET FOR THE SHARES OFFERED HEREBY AND SUCH MARKETS MAY NEVER DEVELOP. THEREFORE, AN INVESTOR MAY BE REQUIRED TO RETAIN HIS INVESTMENT IN THE SHARES AND BEAR THE ECONOMIC RISK OF HIS INVESTMENT FOR AN INDEFINITE PERIOD.

         THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL.

         THE COMPANY WILL MAKE AVAILABLE TO EACH PROSPECTIVE INVESTOR, DURING THIS OFFERING AND PRIOR TO THE SALE OF ANY SHARES OFFERED HEREBY, THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM REPRESENTATIVES OF THE COMPANY CONCERNING ANY ASPECT OF THE INVESTMENT AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM. ANY PROSPECTIVE INVESTOR HAVING ANY QUESTIONS REGARDING THIS OFFERING OR DESIRING ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED IN THIS MEMORANDUM, SHOULD CONTACT MR. JACOB J. STETTIN FOR THE COMPANY AT (310) 725-9773.

         THIS MEMORANDUM IS INTENDED TO FURNISH INFORMATION TO PROSPECTIVE INVESTORS REGARDING THE INVESTMENT DESCRIBED HEREIN AND INCLUDES SUMMARIES OF VARIOUS DOCUMENTS, STATUTES AND REGULATIONS. THESE SUMMARIES DO NOT PURPORT TO BE COMPLETE AND REFERENCE MUST BE MADE IN EACH CASE TO THE ORIGINAL DOCUMENT, STATUTE AND REGULATION.

         PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY COMMUNICATION, WHETHER WRITTEN OR ORAL, FROM THE COMPANY, ITS EMPLOYEES OR AGENTS, AS LEGAL, TAX, ACCOUNTING OR OTHER EXPERT ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISERS AS TO LEGAL, TAX, ACCOUNTING AND RELATED MATTERS CONCERNING AN INVESTMENT IN THE

COMPANY.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK, SEE "CERTAIN RISK FACTORS," AND CONSEQUENTLY THE PURCHASE OF THE SHARES OFFERED HEREBY SHOULD BE CONSIDERED ONLY BY INVESTORS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO THEIR INVESTMENT, WHO HAVE A SUBSTANTIAL NET WORTH AND WHO CAN BEAR A TOTAL LOSS OF THEIR INVESTMENT. EACH INVESTOR MUST REPRESENT IN WRITING TO THE COMPANY, AMONG OTHER MATTERS, INFORMATION AS TO HIS NET WORTH, TAXABLE INCOME AND OTHER INVESTMENTS.

         THIS MEMORANDUM CONTAINS PROJECTIONS PREPARED ON THE BASIS OF THE ASSUMPTIONS AND HYPOTHESES STATED HEREIN. THE PROJECTIONS MERELY REPRESENT A PREDICTION BASED UPON ASSUMPTIONS OF FUTURE EVENTS WHICH MAY OR MAY NOT OCCUR. FUTURE OPERATING RESULTS AND ECONOMIC RETURNS ARE IMPOSSIBLE TO PREDICT AND NO ASSURANCES CAN BE GIVEN NOR REPRESENTATIONS OF ANY KIND MADE THAT THE ACTUAL RESULTS OF OPERATIONS WILL CONFORM TO THE PROJECTED RESULTS FOR ANY PERIOD INDICATED OR OVERALL.

         THE COMPANY RESERVES THE RIGHT TO WITHDRAW THIS OFFERING AT ANY TIME PRIOR TO THE SALE OF ANY SHARES OFFERED HEREBY.

         THE INFORMATION CONTAINED IN THE MEMORANDUM IS CONFIDENTIAL AND IS FURNISHED ONLY FOR USE BY PROSPECTIVE INVESTORS. BY ACCEPTING DELIVERY OF THIS MEMORANDUM, EACH PROSPECTIVE INVESTOR AGREES NOT TO TRANSMIT, REPRODUCE OR MAKE THIS MEMORANDUM, ITS EXHIBITS OR OTHER RELATED DOCUMENTS AVAILABLE TO ANY OTHER PERSON, AND AGREES TO RETURN ALL OF THE FOREGOING TO THE COMPANY IF SUCH PROSPECTIVE INVESTOR DOES NOT PURCHASE ANY SHARES.

FOR SALES OF SHARES IN THE STATE OF CONNECTICUT:

         THE SHARES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION AND HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT. THEY CANNOT THEREFORE BE RESOLD UNLESS THEY ARE REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. FOR SALES OF SHARES IN THE STATE OF NEW YORK:

         THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR SALES OF SHARES IN THE STATE OF PENNSYLVANIA:

         EACH PURCHASER OF SHARES IN THE STATE OF PENNSYLVANIA MUST AGREE NOT TO SELL HIS OR HER INTERESTS WITHIN TWELVE MONTHS AFTER THE DATE OF PURCHASE THEREOF. EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SHARES EXEMPTED FROM REGISTRATION BY SECTION 203(D) DIRECTLY FROM THE COMPANY IN THE STATE OF PENNSYLVANIA SHALL HAVE THE RIGHT TO WITHDRAW HIS OR HER ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE COMPANY FOR SUCH WITHDRAWAL WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE COMPANY FROM SUCH PURCHASER OF A SUBSCRIPTION AGREEMENT.

                                TABLE OF CONTENTS


                                                    PAGE NO.
                                                    --------

SUMMARY OF THE OFFERING                                6

SUBSCRIPTION PROCEDURE                                 7

BUSINESS                                               8

MANAGEMENT                                             9

STOCKHOLDERS                                           9

CAPITALIZATION                                        11

DILUTION                                              12

CERTAIN RISK FACTORS                                  13

         OPERATIONAL RISKS                            13

         OTHER RISKS                                  23

CERTAIN TRANSACTIONS AND RELATED
   PARTY TRANSACTIONS                                 25

FORWARD-LOOKING STATEMENTS                            26

USE OF PROCEEDS                                       27

CERTAIN FEDERAL INCOME TAX MATTERS                    27

DESCRIPTION OF SECURITIES                             28

         Common Stock                                 28
         Reports to Shareholders                      28

ACCESS TO INFORMATION                                 28



                             SUMMARY OF THE OFFERING

                The following is a summary of certain provisions of this Memorandum. This summary is intended only for quick reference, is neither complete nor exact, and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Memorandum.

                THE COMPANY  Purchase Pointe, Inc., a Delaware corporation
(the ACompany@) formed on July 15, 1997, is engaged in the marketing and sale of computers and computer related equipment through its online store under the name "firstsource.com". Through its proprietary technology and the relationships it has developed with numerous suppliers, the Company currently offers consumers on-line access to approximately $4 billion in virtual inventory of a wide range of manufacturers. The Company intends to use what it considers to be its technological edge to become a low cost vertical-transaction based e-commerce portal specializing in small to mid-sized integrated business solutions, home offices and the retail consumer market. The Company also expects its product sales to spur growth of its high margin solutions and service divisions over time. A complete description of the business of the Company is included it its Corporate Profile which is attached to this Offering Memorandum as Exhibit A. This Memorandum only briefly summarizes the business of the Company. Prospective investors should review the Company's Corporate Profile for a more in depth discussion of the Company's business.

SECURITIES OFFERED  The securities to be offered are shares of the Company's common stock, $.001 par value ("Shares").

THE OFFERING        The Company is offering a minimum of 1,200,000 Shares
                    ($4,200,000) and a maximum of 3,000,000 Shares
                    ($10,500,000). The minimum investment will be 120,000 Shares
                    ($420,000), unless waived by the Company in its sole discretion. Each investor must be an "Accredited Investor" as defined in Regulation D under the Securities Act. Payment in full must be made at the time of investment.

USE OF PROCEEDS     The Company intends to devote a significant portion of the proceeds of this Offering to an aggressive marketing and advertising campaign designed to build the Company's brand to its target market. Other uses of proceeds include purchase of the core operating technology from its current parent corporation, En Pointe Technologies, Inc. ("En
                    Pointe") (see "CERTAIN TRANSACTIONS AND RELATED PARTY
                    TRANSACTIONS"), the addition of additional senior management including a Chief Financial Officer and Vice President of
                    Merchandising and Branding, continuing research and development relating to its core operational technologies, the purchase of additional computer hardware and working capital. See " USE OF PROCEEDS."

RISK FACTORS        An investment in Shares will be subject to various risks,
                    including, but not limited to, risks relating to the Company's implementation of its business plan, the highly competitive and rapidly evolving industry in which it operates and the illiquid nature of the Shares. Investors should carefully consider the risks relating to this investment, including those discussed below under "CERTAIN
                    RISK FACTORS."

                COMPANY REPORTS The Company will mail to each Shareholder following the end of each fiscal year of the Company an audited financial statement of the Company's operations. Each Shareholder will also receive unaudited quarterly reports of the Company's operations in such form as the Company shall determine.

                ADDITIONAL INFORMATION Prospective Investors are invited to meet with officers of the Company for a further explanation of the terms and conditions of this Offering and to obtain any additional information reasonably requested to verify the information contained in this Memorandum. Requests for such information should be directed to Mr. Jacob J. Stettin for the Company at (310) 725-9773.

                             SUBSCRIPTION PROCEDURE

     A potential investor may subscribe for Shares by delivering the following to Mr. Jacob Stettin, c/o Purchase Pointe, Inc., 100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245, prior to the Termination Date:

     1. An executed copy of the Subscription Agreement, a form of which is annexed hereto as Exhibit B;

     2. A completed Purchaser Questionnaire, a form of which is annexed hereto as Exhibit C-1 for individuals and Exhibit C-2 for organizations; and

     3. A cashier's or certified check in the full amount of the purchase price for the number of Shares subscribed for, payable to the order of "California Bank & Trust, Escrow Account F/B/O Purchase Pointe, Inc." Alternatively, subscription funds may be wired to California Bank & Trust, ABA No. 121002042, Account No. 3360002031, F/B/O Purchase Pointe, Inc. The Bank's address is:
California Bank & Trust, West Los Angeles Branch, 11345 West Olympic Boulevard, Los Angeles, CA 90064.

TERMS OF THE OFFERING

     The Offering will terminate upon the earlier of the sale of 3,000,000 Shares or June 30, 1999, unless extended by the Company to a date not later than July 9, 1999. If subscriptions for at least 1,200,000 Shares have been received prior to the Termination Date, the Company may accept such subscriptions, whereupon an initial closing will be held. Following such initial closing, the Company may continue the Offering until the Termination Date, during which time further closings may be held and additional subscriptions may be accepted by the Company. If subscriptions for a minimum of 1,200,000 Shares have not been accepted by the Company by the Termination Date, no Shares will be sold and the subscription funds will be returned promptly to subscribers.

     The minimum purchase will be 120,000 Shares at a purchase price of $3.50 per Share; provided, however, that the Company may accept subscriptions for less than 120,000 Shares in its discretion.

     Funds paid by subscribers will be deposited in an escrow account to be maintained by California Bank & Trust.

INVESTOR SUITABILITY REQUIREMENTS

     Sales of Shares will be made only to "accredited investors," as such term is defined in Rule 501 of Regulation D promulgated under the Act. Generally, to be an "accredited investor," an investor who is a natural person must, at the time of his purchase, (i) have a net worth, individually or jointly with one's spouse, in excess of $1,000,000 or (ii) have had an individual income in excess of $200,000 in each of the two most recent years, or joint income with one's spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year. An organization or entity subscribing for Shares also may qualify as an "accredited investor" if it is (a) a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors, (b) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, (c) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000, (d) a director or officer of the Company, (e) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a sophisticated person and described in Rule 506(b)(2)(ii) of the Act or (f) an entity all of the equity owners of which are accredited investors, all as defined in Regulation D.

PLAN OF DISTRIBUTION

     The Shares are being offered and sold primarily directly by the Company. Some Shares may be sold by May Davis Group, Inc., a registered broker dealer firm with offices located at One World Trade Center, 87th Floor, New York, NY 10048, (212) 775-7400 (a "Placement Agent"). Those Shares being offered by the Placement Agent are on a "best efforts" basis. With respect to all Shares placed by the Placement Agent in this Offering, the Placement Agent will receive a placement fee equal to 5% of the gross proceeds of such Shares which, in the discretion of the Placement Agent, will be payable in cash or in Shares valued at $3.50 per Share, so long as the Placement Agent places no less than one hundred fifty thousand Shares. This fee shall be paid with respect to a maximum of five hundred thousand Shares. The Placement Agent is responsible for all its fees and expenses in the Offering. The Placement Agent may employ the services of other selected registered broker-dealers which may receive some portion of the placement fee and warrants. Shares not placed by the Placement Agent may be placed directly by the Company. The Company may utilize the services of qualified finders in placing such Shares. Such finders may be compensated by warrants to purchase up to a maximum of 450,000 Shares at a price of $0.125 per Share.

                                    BUSINESS

     Potential investors in the Offering are urged to review the description of the business activities of the Company in the Company Profile which is annexed hereto as Exhibit A and is incorporated herein by reference. Potential investors should note that historical figures set forth in the Company Profile are unaudited figures and that the books and records of the Company have not been audited. See "CERTAIN RISK FACTORS."

                                   MANAGEMENT

         Potential investors in the Offering are urged to review the backgrounds of the directors and officers of the Company as set forth under "MANAGEMENT" in the Company Profile which is annexed hereto as Exhibit A.

                                  STOCKHOLDERS

         Assuming the placement of all Shares available under the Offering, the Company shall have approximately 9.7 million shares outstanding. This total includes approximately 6.7 million shares owned by the Company. An additional
3.6 million shares have been reserved by the Company for use in conjunction with grants of options under incentive and non-qualified stock option plans adopted by the Company. The majority of these option shares (3.4 million) have already been granted to key employees and others, including the members of the Board (see "CERTAIN TRANSACTIONS AND RELATED PARTY TRANSACTIONS"). The Company anticipates reserving an additional 2 million option shares for future use. The
9.7 million Shares referred to above do not include the warrants issuable to the Placement Agent or to other qualified finders as described under "SUBSCRIPTION PROCEDURE-PLAN OF DISTRIBUTION".

                                 CAPITALIZATION

                                    DILUTION

                              CERTAIN RISK FACTORS

         Potential investors should carefully consider the following risk factors and all other information contained in this Offering Memorandum before purchasing Shares. Investing in Shares in the Company involves a high degree of risk. Any of the following risks could materially adversely affect the Company's business, operating results and financial condition and could result in a complete loss of an investor's investment.

OPERATIONAL RISKS

THE COMPANY HAS A LIMITED ONLINE OPERATING HISTORY WHICH PROVIDES LITTLE INFORMATION WITH WHICH TO EVALUATE ITS ELECTRONIC COMMERCE BUSINESS

         The Company commenced making sales on the Internet in June of 1998, and, therefore, has only a limited operating history as an electronic commerce company. As a result, there is little information on which to evaluate the Company's business and prospects as an electronic commerce company. Potential investors must consider the risks and difficulties that early-stage companies frequently encounter in the new and rapidly evolving market of electronic commerce. Such risks include:

the Company's evolving and unpredictable business model;

competitors of the Company that have more established electronic commerce operations;

the Company's need and ability to manage growth; and

the rapid evolution of technology in electronic commerce.

THE COMPANY MAY NOT BE SUCCESSFUL IN IMPLEMENTING ITS STRATEGIES. EVEN IF THE COMPANY ACCOMPLISHES ITS OBJECTIVES, IT STILL MAY NOT BE PROFITABLE IN THE FUTURE

         The Company has a history of losses and expects future losses. The Company has not achieved profitability as an electronic commerce company, and management expects the Company to continue to incur substantial net losses through at least its fiscal year ending September 30, 2000. The Company plans to continue to enhance its brand name through marketing and advertising programs, offering additional categories of merchandise for sale through the Company's online store and continued improvements and enhancements of its technology, infrastructure and systems. These initiatives will likely result in operating expenses that are higher than current operating expenses. The Company will need to generate significant revenues to achieve and to thereafter maintain profitability.

THE COMPANY'S FUTURE REVENUES ARE UNPREDICTABLE AND ITS OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY

     Because the Company has a limited operating history in electronic commerce and because electronic commerce is a new, emerging market, future revenues cannot be accurately forecast. Although the Company intends to base its current and future expenditures on estimates of future revenues, its expenses are, to a large degree, fixed. The Company may be unable to adjust spending in a timely manner if it experiences an unexpected shortfall in revenues.

     The Company expects that future quarterly operating results will fluctuate significantly because of many factors, several of which are not within the Company's control. Such factors include:

the Company's ability to satisfy customers, retain existing customers and attract new customers at a steady rate;

the Company's ability to acquire, price and market merchandise inventory such that it can maintain gross margins in its existing business and in future product lines and markets;

price competition;

the level of traffic at the Company's Web site;

the Company's ability to fulfill customer orders;

the development, announcement or introduction of new sites, services or products by the Company or by its competitors;

the amount that the Internet is used generally and, more specifically, for the purchase of consumer products such as those offered by the Company;

the Company's ability to continue to upgrade and develop its systems and infrastructure and attract new employees;

the occurrence of technical or communications failures, system downtime and Internet disruptions;

the amount and timing of operating costs and capital expenditures that the Company incurs to expand its business;

governmental regulation and taxation policies;

disruptions in service by common carriers such as United Parcel Service and Federal Express;

unanticipated increases in shipping and transaction-processing costs; and

general economic conditions and economic conditions specific to the Internet, electronic commerce and the computer industry.

         The amount of sales at the Company's online store depends in part on the number of customers and the availability of merchandise from its suppliers. The number of future customers or the future availability of merchandise cannot be forecast with any degree of certainty. It is clear, however, that if the number of customers does not increase or if the amount of merchandise available to the Company decreases substantially, its business will suffer.

         Because of these and other factors, the Company believes that period-to-period comparisons of its historical results of operations are not good indicators of its future performance.

SEASONALITY OF DEMAND

         The Company expects to experience fluctuations in its operating results due to seasonal fluctuations in traditional retail patterns. Retail sales in the traditional retail industry tend to be significantly higher in the fourth calendar quarter of each year than in the preceding three quarters. As a result of such factors, the Company's operating results in one or more future quarters may fall below the expectations of investors and any analysts that may, in the future, follow the Company.

THE COMPANY MAY SUFFER SYSTEMS FAILURES AND BUSINESS INTERRUPTIONS

         The success of the Company, especially its ability to receive and fulfill customer orders, largely depends on the efficient and uninterrupted operation of its computer and telephone communications systems. Almost all of such computer and communications systems are located at a single leased facility in Santa Ana, California. The Company's systems are vulnerable to damage from fire, floods, power loss, telecommunications failures, break-ins, earthquakes and other events. Although network security measures have been implemented, the Company's servers are vulnerable to computer viruses, physical or electronic break-ins, attempts by third parties deliberately to exceed the capacity of our systems and similar disruptions. Any of these events could lead to interruptions or delays in service, loss of data or the inability to accept and confirm customer orders. The Company does not have back-up systems or a formal disaster recovery plan, and coverage limits on its property and business interruption insurance may not be adequate to compensate for losses that may occur.

POTENTIAL CAPACITY CONSTRAINTS

         The revenues of the Company depend to a significant degree on the number of customers who use its online store to buy merchandise. The Company depends on the satisfactory performance, reliability and availability of its Web site, transaction-processing systems, network infrastructure, customer support center and delivery and shipping systems. These factors are critical to the Company's reputation, its ability to attract and retain customers and to maintain adequate customer service levels, and, therefore, its operating results. Capacity constraints could prevent customers from gaining access to the Company's online store or its customer support center for extended periods of time and decrease the Company's ability to fulfill customer orders or decrease its level of customer acquisition or retention. Such constraints would also decrease the appeal of the online store and decrease the Company's sales. If the amount of traffic or the number of orders at the Company's Web site increases substantially, it may experience capacity constraints and may need to further expand and upgrade its technology, transaction-processing systems and network infrastructure. The Company may be unable to sufficiently predict the rate or timing of increases in the use of its online store to enable it to quickly upgrade systems to handle such increases. Also, the Company may be unable to increase its capacity at its customer support center to handle the amount of current or future customer telephone inquiries.

RISKS RELATING TO SYSTEMS DEVELOPMENT

         The Company is heavily dependent on its technological systems. Although the Company upgrades and expands these systems on an ongoing basis, in the near future it will need to significantly upgrade and expand or replace its transaction-processing systems to handle increased traffic at its online store and to make certain elements of the systems Year 2000 compliant. The Company also plans to upgrade and expand its systems to add automated customer service, proactive email and customer feedback features to provide enhanced customer service, more complete customer data and better management reporting information. These efforts will require the Company to integrate newly developed and/or purchased technologies into its existing systems and to hire more engineering and information technology personnel in the near future. If the Company is unable in a timely manner to hire required personnel and to add new software and hardware or to develop and upgrade its existing system to handle increased traffic and increased sales, the Company could experience unanticipated system disruptions, slower response times, less effective customer service and a decrease in its ability to fulfill customer orders.

RISKS RELATING TO MANAGEMENT OF FUTURE GROWTH

         The ability of the Company to successfully implement the business plan described in its Company Profile in a rapidly evolving market requires an effective planning and growth-management process. If the Company is unable to manage growth, it may not be able to implement its business plan, and its results may suffer as a result. The Company expects that it will have to expand its business to address potential growth in its number of customers, to expand product and service offerings and to pursue other market opportunities. The Company expects that it will need to continue to improve its operational, financial and inventory systems, procedures and controls, and will need to expand, train and manage its workforce, particularly its information technology staff. Furthermore, the Company expects that it will need to continue to manage multiple relationships with various suppliers, freight companies, warehouse operators, Web sites, Internet service providers, and other third parties to keep control over strategic direction as its electronic commerce business evolves.

THE ELECTRONIC COMMERCE MARKET IS INTENSELY COMPETITIVE

     The electronic commerce industry is new, rapidly evolving and intensely competitive. The Company may not be successful in competing against current and future competitors. It is not difficult to enter the electronic commerce market, and current and new competitors can launch new electronic commerce Web sites at a relatively low cost. The Company expects competition in electronic commerce to increase as retailers, suppliers, manufacturers and direct marketers who have not traditionally sold computer products and consumer goods directly to consumers through the Internet enter this market segment. Furthermore, competition may increase to the extent that mergers and acquisitions result in electronic commerce companies with greater market share and revenues. Increased competition or failure by the Company to compete successfully is likely to result in price reductions, fewer customer orders, reduced gross margins, increased marketing costs or loss of market share, or any combination of these factors.

     The Company currently competes with a variety of companies that sell personal computer products and other consumer goods through a variety of sales channels to customers. These competitors include:

Catalog-based merchants with significant electronic commerce offerings, such as CDW Computers Centers, Inc., Micro Warehouse, Inc., Insight Enterprises, Inc., Multiple Zones International, Inc. and Creative Computers, Inc.;

Companies with electronic commerce sites such as Beyond.com Corporation, Buy.com
     Inc. and Cyberian Outpost, Inc., and electronic software distributors such as Digital River, Inc.;

Companies offering Internet auctions, such as ONSALE, Inc., uBid, Inc., Yahoo!
     Inc., Internet Shopping Network, Inc., Micro Warehouse, Inc. and eBay Inc.;

Companies whose primary business is not online retailing but who derive significant revenue from electronic commerce, including America Online, Inc., Yahoo! Inc. and QVC, Inc.;

Traditional retailers of personal computer products such as CompUSA, Inc. and Circuit City;

Manufacturers such as Dell Computer Corporation and Gateway 2000, Inc. that sell directly to the consumer, including over the Internet;

Mass merchandisers such as Wal-Mart Stores, Inc., Costco Wholesale Corporation and Best Buy

     Co., Inc. that primarily sell through traditional retail channels but also sell over the Internet; and

Office products retailers such as Office Depot Inc. and Staples, Inc. that primarily sell through traditional retail channels but also sell over the Internet.

         Management believes that the principal competitive factors affecting the Company's market are brand name recognition, competitive pricing, quality of customer service, quality of product information and availability, breadth of merchandise offerings, cost of customer acquisition and ease of use of electronic commerce sites. Although management believes that the Company competes adequately with respect to such factors, no assurance can be made that the Company can maintain its competitive position against current and potential competitors, especially those with greater financial, marketing, customer support, technical and other resources.

         Current and potential competitors have established or may establish cooperative relationships among themselves or directly with suppliers to obtain exclusive or semi-exclusive sources of merchandise. New competitors or alliances among competitors and suppliers may emerge and rapidly acquire market share. Also, manufacturers might elect to sell or liquidate their products directly over the Internet. Many of the Company's current and potential competitors have significantly greater financial, marketing, customer support, technical and other resources. As a result, they may be able to secure merchandise from suppliers on more favorable terms than those available to the Company, and they may be able to respond more quickly to changes in customer preference or to devote greater resources to the development, promotion and sale of their merchandise than the Company can.

THE COMPANY RELIES HEAVILY ON CERTAIN THIRD PARTIES, INCLUDING INTERNET SERVICE PROVIDERS AND TELECOMMUNICATIONS COMPANIES

         The operations of the Company depend on a variety of third parties for Internet access, telecommunications, operating software, order fulfillment, merchandise delivery and credit card transaction processing. The Company has limited control over these third parties, and no assurance can be made that the Company will be able to maintain satisfactory relationships with any of them on acceptable commercial terms.

         The Company relies on Internet service providers to connect its Web site to the Internet. From time to time, the Company has experienced temporary interruptions in its Web site connection and also its telecommunications access. Frequent or prolonged interruptions of these Web site connection services could result in significant losses of revenues. The Company's Web site software depends on operating systems, data bases and server software that were produced by and licensed from third parties. From time to time, the Company has discovered errors and defects in such software and, in part, relies on these third parties to correct these errors and defects promptly.

         Third-party distribution centers fulfill a significant portion of the sales for which the Company is responsible. Accordingly, any service interruptions experienced by these distribution centers as a result of labor problems or otherwise could disrupt or prevent the fulfillment of customer orders. In addition, the Company uses United Parcel Service and Federal Express as the primary delivery services for its products. The Company's business would suffer if labor problems or other causes prevented these or any other major carriers from delivering products for significant time periods. Furthermore, Wells Fargo Bank is the sole processor of credit card transactions for the Company. If computer systems failures or other problems were to prevent Wells Fargo Bank from processing credit card transactions, the Company would experience delays and business disruptions. Any such delays or disruptions in customer service may damage the Company's reputation or result in loss of customers.

THE COMPANY RELIES HEAVILY ON CERTAIN MANUFACTURERS, DISTRIBUTORS AND SUPPLIERS

         The Company depends entirely on certain manufacturers, distributors and suppliers to supply it with merchandise for sale at its online store. No assurance can be made that the Company will be able to develop and maintain satisfactory relationships with such parties on acceptable commercial terms, or that it will be able to obtain sufficient quality and quantities of merchandise at competitive prices. Also, the quality of service provided by such parties may fall below the standard needed to enable the Company to conduct its business effectively. The Company acquires products for sale both directly from manufacturers and indirectly through distributors and suppliers. Purchases from Merisel, Inc., Ingram Micro Inc. and Tech Data Corp., distributors of computers and related products, accounted for approximately 75% of the Company's aggregate merchandise purchases. The Company has no long-term contracts or arrangements with manufacturers, distributors or suppliers that guarantee availability of merchandise for its online store. No assurance can be made that current manufacturers, distributors and suppliers will continue to provide merchandise for sale by the Company or that it will be able to establish new manufacturer, distributor or supplier relationships that ensure merchandise will be available for sale. The Company also relies on many of its distributors and suppliers to ship merchandise to customers. The Company has no control over the shipping procedures of these distributors and suppliers, and such shipments have often been subject to delays. Most merchandise sold by the Company carries a warranty from the manufacturer or the supplier, and the Company is not obligated to accept merchandise returns. Nevertheless, the Company in fact has accepted returns from customers for which it did not receive reimbursements from the suppliers or manufacturers, and the levels of returned merchandise in the future may exceed the Company's expectations.

RISKS RELATING TO THE YEAR 2000 ISSUE

         The Year 2000 issue exists because many computer systems and applications use two-digit fields to designate a year. Date-sensitive computer systems and programs may fail to recognize or correctly process the year 2000 as the century date change approaches or occurs. This inability to properly recognize or address the year 2000 may cause systems errors or failures that could seriously disrupt or prevent normal business operations. As a company engaged in electronic commerce, the Company relies on computer programs and systems in connection with its internal and external communication networks and systems (including transmissions of information over the Internet), the operation of its Web site, customer use of its Web site, order processing and fulfillment, accounting and financial systems and other business functions. Not all of the systems on which the Company relies are Year 2000 compliant, and no assurance can be made that the Company's systems will be made Year 2000 compliant in a timely manner or that the third parties upon which the Company's business depends will achieve Year 2000 compliance. The Company may incur significant additional expenses relating to Year 2000 issues.

         Any failure of third party networks, systems or services upon which the Company's business depends could have a material adverse impact on its business. The Company's business depends on the satisfactory performance and reliability of the external communication and computer networks, systems and services integral to the Internet. These networks, systems and services are maintained or provided by third parties and affect the ability of its customers to access and purchase products at the Company's Web site. As a result, the success of the Company's plan to address Year 2000 issues depends in part on parallel efforts being undertaken by other third parties. The Company has begun to identify and initiate communications with third parties whose networks, systems or services are critical to its business to determine the status of these entities' Year 2000 compliance. However, no assurance can be made that all such parties will provide accurate and complete information, or that all their networks, systems or services will achieve full Year 2000 compliance in a timely fashion. The most reasonably likely worst-case scenario for the Company resulting from Year 2000 issues is that third-party noncompliance would disrupt, reduce or eliminate for a period of time the ability of the Company's customers to connect with and purchase products at its Web site. If such occurrences are frequent or long in duration, they could materially adversely affect the Company's business. The compliance of third-party global, national and local communications networks and the compliance of individual Internet service providers is not within the control of the Company. Accordingly, a contingency plan for this worst-case scenario does not exist, nor does the Company believe that it will be able to develop one.

THE COMPANY DEPENDS ON ITS KEY PERSONNEL AND WILL NEED TO BE ABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL.

         The performance of the Company is substantially dependent on the continued services and on the performance of its and En Pointe's executive officers and other key employees, particularly Azhar Hameed, Abdul Halim, and John Walsh. The Company does not maintain "key person" life insurance policies. Although some of the Company's executive officers and key employees have entered into employment agreements with the Company (or in some cases with En Pointe (the parent of the Company prior to this Offering)), none of these agreements prevents any of them from leaving the Company. The loss of the services of any of the Company's executive officers or other key employees could materially adversely affect its business. Additionally, the Company believes that it will need to expand significantly its information technology staff in the near future and will need to identify, attract, hire, train and retain other highly-skilled personnel to be successful. Competition for personnel in the electronic commerce industry is intense. No assurance can be made that the Company will be able to expand its information technology staff or successfully identify, attract, hire and retain other highly-skilled personnel in a timely and effective manner.

ELECTRONIC COMMERCE POSES SECURITY RISKS TO THE COMPANY

         A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. The company relies upon encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. No assurance can be made that the Company's security measures will prevent security breaches, and such breaches could expose the Company to operating losses, litigation and possible liability. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the algorithms that the Company uses to protect customer transaction data. A party who is able to circumvent the Company's security measures could steal proprietary information or interrupt the Company's operations. The Company may need to spend a great deal of money and use other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Concerns over the security of online transactions and the privacy of users may also inhibit the growth of the Internet generally, and the Web in particular, especially as a means of conducting commercial transactions.

THE COMPANY IS DEPENDENT ON INTELLECTUAL PROPERTY

         The performance of the Company and its ability to compete are dependent to a significant degree on its proprietary technology. The Company relies on a combination of trademark, copyright and trade secret laws to establish and protect its proprietary rights. Although the Company has applied for trademark protection for the "firstsource.com" name, this name is not currently a registered trademark in the United States. No assurance can be made that the Company will be able to secure significant protection for this trademark and its other trademarks or service marks. It is possible that competitors or others will adopt product or service names similar to "firstsource.com" or other service marks or trademarks of the Company, thereby impeding the Company's ability to build brand identity and possibly confusing customers.

         The Company's proprietary software is protected by copyright laws. The source code for its proprietary software is also protected under applicable trade secret laws. There can be no assurance that the steps the Company takes to protect its software will prevent misappropriation of its technology or that agreements the Company enters into for that purpose will be enforceable. It might be possible for a third party to copy or otherwise obtain and use the Company's software or other proprietary information without authorization, or to develop similar software independently. Policing unauthorized use of technology is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. The laws of other countries may not adequately protect the Company's intellectual property.

         The Company may in the future receive notices from third parties claiming infringement by the software or other intellectual property used in its business. While the Company is not currently subject to any such claim, any future claim, with or without merit, could result in significant litigation costs and distraction of management, and could require the Company to enter into costly and burdensome royalty and licensing agreements. Such royalty and licensing agreements, if required, may not be available on terms acceptable to the Company, or may not be available at all. In the future, the Company may also need to file lawsuits to defend the validity of its intellectual property rights and trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources.

         The Company also relies on a variety of technologies that it licenses from third parties such as the database and Internet commerce server applications. No assurance can be made that these third-party technology licenses will continue to be available to the Company on commercially reasonable terms. If the Company loses any such licenses, or if it is unable to maintain or obtain upgrades to any of these licenses, it could delay completion of its proprietary software enhancements until equivalent technology is identified, licensed or developed, and integrated.

THE COMPANY IS VULNERABLE TO THE RAPID EVOLUTION OF ELECTRONIC COMMERCE AND RELATED TECHNOLOGY

         The Internet and the electronic commerce industry are characterized by rapid technological change, changes in user and customer requirements, frequent new service or product introductions embodying new technologies, and the emergence of new industry standards and practices. Changes in the Internet, electronic commerce and related technology could render the Company's Web site and technology obsolete. To remain competitive, the Company must continue to enhance and improve its customer service features and the responsiveness and functionality of its Web site. Success in achieving these goals depends on the Company's ability to develop or license new technologies and respond promptly and cost-effectively to technological advances and emerging industry standards and practices. The development and licensing of technologies relating to the Internet and electronic commerce involves significant technical, financial and business risks. The Company may not be successful in developing, licensing or integrating new technologies or promptly adapting its Web site, proprietary technology and transaction-processing systems to customer needs or emerging industry standards.

THE COMPANY IS DEPENDENT ON THE CONTINUED DEVELOPMENT OF THE INTERNET INFRASTRUCTURE

         The Company depends entirely on the Internet for revenue and the increased use of the Internet for commerce is essential for its business to grow. Accordingly, the future success of the Company depends in large part on the continued development of the infrastructure for providing

Internet access and services. The Internet could lose its viability or its usage could decline due to many factors, including:

delays in the development of the Internet infrastructure;

power outages;

disruptions due to the inability of computer systems to recognize the year 2000;

the adoption of new standards or protocols for the Internet; or

changes or increases in governmental regulation.

         The Company cannot be certain that the infrastructure or complementary services necessary to maintain the Internet as a useful and easy means of buying goods will be developed or that, if they are developed, the Internet will remain a viable marketing and sales channel for the types of products and services that are offered through the Company's online store.

ELECTRONIC COMMERCE MAY NOT GAIN MARKET ACCEPTANCE

         The market for Internet products and services has only recently begun to develop and is rapidly changing. If this market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's online store does not achieve market acceptance, its business may suffer. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. The success of the Company's online store depends upon the adoption of the Internet as a medium for commerce by a broad base of customers and suppliers. The Company cannot assure investors that widespread acceptance of electronic commerce in general, or of its online store in particular, will occur.

THE COMPANY FACES RISKS ASSOCIATED WITH MAINTAINING THE VALUE OF ITS DOMAIN
NAMES

         The Company currently holds various Web domain names relating to its brand, including the "firstsource.com" domain. No assurance can be made that the Company will be able to acquire or maintain relevant domain names in all jurisdictions in which the Company conducts business. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, the Company may be unable to prevent third parties from acquiring domain names that are similar to, infringe on or otherwise decrease the value of its brand and its trademarks and other proprietary rights.

The Company may have future capital needs

         The Company currently anticipates that the net proceeds of this Offering, together with its available funds, will be sufficient to meet its anticipated needs for working capital (including, without limitation, for marketing and advertising expenses), capital expenditures and business expansion until the end of the current fiscal year. Thereafter, the Company will need to raise additional funds. However, the Company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary businesses, products, services or technologies. If additional funds are raised through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of the shareholders of the Company at that time will decrease and such shareholders may experience additional dilution. In addition, such securities may have rights, preferences and privileges more favorable than those of the common stock. No assurance can be made that additional financing will be available on terms that are acceptable to the Company. If such financing is not available, the Company may not be able to fund its expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services, products or technologies or respond to competitive pressures.

THE COMPANY IS SUBJECT TO GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

         The Company is currently subject to regulations applicable to businesses generally, as well as laws or regulations directly applicable to communications or commerce over the Internet. The adoption or modification of laws or regulations relating to the Internet could adversely affect the Company's business. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet. In addition, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, security, pricing, content, copyrights, distribution, taxation and characteristics and quality of products and services. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on electronic commerce companies.

THE COMPANY IS VULNERABLE TO ADDITIONAL TAX OBLIGATIONS

         The Company currently collects sales tax only on sales of products delivered to residents in the state of California. However, other states or foreign countries may seek to impose sales tax collection obligations on the Company and other electronic commerce companies. A number of proposals have been made at the state and local levels that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of electronic commerce and cause purchasing at the Company's online store to be less attractive to customers as compared to traditional retail purchasing. The U.S. Congress has passed legislation limiting for three years the ability of the states to impose taxes on Internet-based transactions. Failure to renew this legislation could result in the imposition by various states of taxes on electronic commerce.

OTHER RISKS

THE COMPANY HAS A LIMITED OPERATING HISTORY

         The Company was formed in July of 1997 and has had a limited history of operations. Accordingly, the Company is subject to all of the risks, expenses, delays and difficulties frequently encountered by new ventures.

EXISTING SHAREHOLDERS WILL CONTINUE TO HAVE CONTROL OF THE COMPANY AFTER THE OFFERING

         En Pointe Technologies, Inc., the parent of the Company, currently has exclusive control of the operations of the Company. Even assuming sale of all of the Shares being offered hereby, the existing shareholders of the Company and their affiliates will own approximately 72% of the then outstanding shares of Common Stock of the Company (on a diluted basis including 3.6 million Shares issuable upon exercise of management options but excluding the possible additional 2 million option Shares and Shares issuable to the Placement Agent and others pursuant to the warrants being granted to the Placement Agent and others in connection with this Offering, as described under "SUBSCRIPTION PROCEDURE-PLAN OF DISTRIBUTION") and will continue to control all of the Company's decisions and operations. Therefore, persons purchasing Shares will not, either individually or collectively, have any effective influence over the management of the Company.

THE PRICE AND TERMS OF THIS OFFERING WERE NOT INDEPENDENTLY DETERMINED

         The price and terms of the Shares have been arbitrarily determined by agreement of the Company and the Placement Agent and are not necessarily reflective of any customary investment criteria. No independent review has been made as to the fairness of the price or terms of such securities.


THE HISTORICAL FINANCIAL INFORMATION OF THE COMPANY HAS NOT BEEN AUDITED

         The historical financial information of the Company set forth in the Company Profile included as Exhibit A to this Memorandum has been prepared by management of the Company from the Company's books and records and has not been audited or reviewed by any public accounting firm. Accordingly, such numbers do not contain adjustments and footnote disclosure of the type that would be customary had the financial information been reviewed or audited.

THE COMPANY's MANAGEMENT HAS DISCRETION AS TO THE USE OF THE PROCEEDS FROM THIS OFFERING

         The Company's management has broad discretion as to the use of the proceeds from this Offering. The Company intends to use the net proceeds substantially in the manner reflected under "USE OF PROCEEDS." No assurance can be made that management will apply such funds effectively, nor is there assurance that the proceeds will be invested to yield a favorable return.

PURCHASERS OF SHARES OF COMMON STOCK IN THIS OFFERING WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION

         Purchasers of shares of common stock in this Offering will incur immediate and substantial dilution in the net tangible book value of their purchased shares of common stock. See "DILUTION." Investors may also experience additional dilution as a result of the issuance of shares of common stock in future business acquisitions and as a result of the issuance and exercise of employee stock options, warrants and grants.

THE COMPANY'S RESTATED ARTICLES OF INCORPORATION AND RESTATED BYLAWS PROVIDE DIRECTOR AND OFFICER INDEMNIFICATION AND LIMIT THEIR LIABILITY

         The Company may have to spend significant resources indemnifying its officers and directors or paying for damages caused by their conduct. The General Corporation Law of Delaware provides for broad indemnification by corporations of its officers and directors, and the Company's restated bylaws implement this indemnification to the fullest extent permitted under applicable law as it currently exists or as it may be amended in the future. Consequently, subject to the applicable provisions of the General Corporation Law of Delaware and to certain limited exceptions in the Company's by-laws, none of the Company's directors will be liable to the Company or to its shareholders for monetary damages resulting from their conduct as a director.

THE SHARES HAVE LIMITED TRANSFERABILITY AND THERE IS NOT CURRENTLY ANY TRADING MARKET FOR SHARES

         The Shares are intended for long-term investment only and are not transferable except in compliance with the Securities Act and state securities laws. Although, the Company may attempt to register its common stock under the Securities Act in the future, the Company can give no assurance that it will ever so register its common stock. In the absence of such registration, there can be no assurance that an investor will ever be able to resell Shares purchased in this Offering. In addition, in the event that the Company registers Shares under the Securities Act, it is anticipated by the Company that investors in this Offering will be required to sign lock-up agreements with the underwriting syndicate restricting their ability to sell Shares in the public market for a specified period of time.

THE COMPANY DOES NOT ANTICIPATE THE PAYMENT OF ANY DIVIDENDS ON ITS COMMON STOCK

         The Company has not paid any dividends on its common stock since its inception and does not contemplate or anticipate paying any dividends on its common stock in the foreseeable future. It is anticipated that earnings, if any, will be used to finance the development and expansion of the Company's business.

INVESTORS SHOULD SEEK INDEPENDENT ADVICE ON TAX MATTERS RELATING TO THEIR INVESTMENT IN SHARES

         Each prospective investor in Shares should obtain advice from his or her own tax advisor concerning the matters discussed in this Offering Memorandum and the effect of an investment in the Company on his or her own tax situation.

               CERTAIN TRANSACTIONS AND RELATED PARTY TRANSACTIONS

         The Company has engaged in or is party to certain transactions with its corporate parent, En Pointe. A summary of certain of these transactions is as follows:

         In order to secure its rights to the core operational technology that is used both by the Company and En Pointe, the Company and En Pointe have entered an agreement in principle pursuant to which the Company shall purchase that technology from En Pointe for a promissory note in the principal amount of $3,000,000. The Company shall then grant a license to En Pointe (and existing licensees) to continue to use the technology in its current configuration for three years. It is expected that this transaction shall be consummated on or before July 30, 1999.

         The current CEO and Chairman of the Company, Bob Din, is also the Chairman and CEO of En Pointe. However, it is anticipated that upon completion of the Offering, Mr. Din will cease functioning as CEO of Purchase Pointe and that he will resign from Purchase Pointe's Board of Directors.

         The Company intends to establish a director compensation plan. It is currently anticipated that each member of the Board shall be issued 100,000 options to purchase Company stock at a price of 12.5 cents per share (or such higher price which shall be a lawful minimum) pursuant to a directors' incentive and/or non-qualified stock option plan. The Company currently has two directors (see "MANAGEMENT" in the Company Profile attached as Exhibit A), though it expects to increase that number to five in the near future.

         The Company's principal facilities are currently located at a location leased by En Pointe in Santa Ana, California (the "Santa Ana facility"). The Company pays a pro-rata rent and other charges for the portion of the Santa Ana facility that it presently utilizes (the balance is utilized by En Pointe), although there is no formal sub-lease or other agreement that grants the Company the right to use this real estate. The Company and En Pointe expect that on or before December 31,

1999, the Company will begin using all of the Santa Ana facility and that appropriate documentation transferring the right to use the Santa Ana facility shall be prepared at such time.

         En Pointe also provides various administrative services to the Company, including Accounting, Payroll, Human Resources, and Legal. The Company is charged a pro-rata share of the cost of these services, which it believes is calculated in a reasonable, good-faith manner, although there is no formal documentation that either sets forth the terms of how the Company is to pay for these services or that provides the Company with fixed rights to utilize such services. As it grows, the Company expects to reduce its use of services provided by En Pointe and develop its own internal capacity to handle such matters.

         The Company's on-going operations depend in part upon the ability and willingness of En Pointe to continue to guarantee the Company's lines of credit. Going forward, the Company will seek to support its lines of credit independently on a stand-alone basis. However, until that internal capability is established, the Company believes that En Pointe will continue to guarantee the Company's lines of credit as needed.

                           FORWARD-LOOKING STATEMENTS

         Certain statements under the captions "Summary of the Offering," "Certain Risk Factors," "Use of Proceeds," and "Business," and elsewhere in this Memorandum and certain information set forth in the attached Company Profile including projected amounts in the Company's statements of operations, balance sheets and statements of cash flow, are "forward-looking statements." These forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions and other statements that are not historical facts. When used in this Memorandum, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including the Company's plans, objectives, expectations and intentions and other factors discussed under "CERTAIN RISK FACTORS."

                                 USE OF PROCEEDS

         The Company anticipates that the net proceeds from this Offering will be applied in the following manner:

         The Company anticipates that the net proceeds from this Offering will be applied in the following manner (In Thousands $):

                                                                 Minimum               Maximum
                                                                Offering              Offering
                                                                --------              --------

Proceeds From Sale of Common Stock                                 4,200                10,500

Use of Proceeds:

Marketing & Advertising                                            2,100                 6,300
Research & Development                                               600                 1,300
Acquisition of Equipment                                             300                   600
Reduction of Line of Credit                                                              1,800
Excess Working Capital                                             1,200                   500
Total Use                                                          4,200                10,500


         While the foregoing amounts are management's best estimates of the use of the proceeds of the Offering, actual expenditures may vary depending on the actual proceeds realized from this Offering and the extent to which future revenues generated by the Company are sufficient to pay the Company's expenses. Such conditions may influence management to alter the Company's proposed activities and/or may require the Company to seek additional funds through borrowing from banks or through other financial arrangements. No assurance can be given that the Company would be successful in obtaining such additional funds.

         It is the Company's intention to invest the proceeds of this Offering, pending their use, in short-term, interest-bearing financial instruments. Interest earned on these investments will be added to the Company's working capital.

                       CERTAIN FEDERAL INCOME TAX MATTERS

         The following discussion sets forth what the Company believes are the material tax consequences of a purchase of Shares. This summary is based upon the Internal Revenue Code of 1986, as amended (the " Code"), the U.S. Treasury regulations promulgated thereunder, Internal Revenue Service (" IRS") rulings and court decisions, all as in existence on the date of this


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Memorandum. These authorities may be repealed, revoked, reversed or modified so as to result in Federal income tax consequences different from those discussed below.

         The sale of Shares will result in the recognition of gain or loss to the holder in an amount equal to the difference between the amount realized and his adjusted basis therein. The amount of the gain or loss will be considered a capital gain or loss, provided the Shares are a capital asset in the hands of the holder. Such capital gain or loss will be long-term capital gain or loss if the Shares that are sold have been held for more than one year by the holder at the time of such sale or exchange. In general, long-term capital gain is taxed at a 20% rate if the property sold has been held for more than 18 months and is otherwise taxed at a 28% rate.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         The Company is authorized to issue 22,000,000 shares of common stock, $.001 par value. Each share of common stock entitles the shareholder to one vote. Shareholders are not entitled to cumulative voting in the election of directors and have no preemptive rights to purchase or subscribe for additional securities of the Company. Shares of common stock have no redemption, sinking fund or conversion privileges. All shares of common stock are entitled to share equally in dividends paid from the funds legally available for the payment thereof, when, as and if declared by the Board of Directors of the Company. Holders of common stock are also entitled to share ratably in the assets of the Company available for distribution to holders of common stock upon liquidation or dissolution of the Company, whether voluntary or involuntary.

         It is the present intention of the Company to register its common stock in the future with the Securities and Exchange Commission and effect an initial public offering of common stock at such time as management of the Company deems market and other conditions to be most favorable for this type of offering. Factors to be considered such as the income and assets of the Company will be affected by the success of the Company's operations. There can be no assurance, however, that operations of the Company, market conditions or other factors would permit or make it desirable for the Company to issue its shares publicly at any point in the future.

REPORTS TO SHAREHOLDERS

         The Company will mail to each Shareholder following the end of each fiscal year of the Company an audited financial statement of the Company's operations. Each Shareholder will also receive unaudited quarterly reports of the Company's operations in such form as the Company shall determine.



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                              ACCESS TO INFORMATION

         Prospective investors are invited to review at the offices of the Company, at any reasonable hour after prior notice, any materials available to the Company relating to this Offering or other matters or documents discussed in this Memorandum or accompanying this Memorandum.

         Representatives of the Company will answer all inquiries from prospective investors concerning the Company and the Offering, and will afford prospective investors the opportunity to obtain any additional information (to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense) necessary to verify the accuracy of any representations or information set forth in this Memorandum.


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